POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of John A.
Zecca, Jeffrey S. Davis, Alex Kogan and Erika Moore (and any other employee of
Nasdaq, Inc. (the
"Company") or one of its direct or indirect wholly-owned subsidiaries designated in writing by one of the
attorneys-in-fact), each acting individually, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the
U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto,
and any other documents necessary or appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment
or amendments thereto, and timely file such form with the SEC and any stock exchange or similar
authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could
do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that
such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be
done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the
undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until (i)
the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities
issued by the Company, (ii) with respect to an attorney-in fact, such time as the attorney-in-fact ceases to be
an employee of the Company or one of its direct or indirect wholly-owned subsidiaries or (iii) this Power of
Attorney is revoked by the undersigned in a signed writing delivered to the
Company.

       From and after the date hereof, any Power of Attorney previously granted by the undersigned
concerning the subject matter hereof is hereby revoked.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of
this 11th day of January 2023.

/s/ Brendan Brothers
Signature

Brendan Brothers
Print Name

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